UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 16, 2012

Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE

WOONSOCKET, RHODE ISLAND 02895

(Address of Principal Executive Offices)  (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equity Awards

On April 16, 2012, the Compensation Committee of the Board of Directors of Summer Infant, Inc. (the “Company”) recommended, and the Company’s Board of Directors approved, the grant of stock options and restricted stock awards to certain of our officers pursuant to the Company’s 2006 Performance Equity Plan as follows:

	Number of	Shares of
Name	of Stock Options	Restricted Stock

Jason Macari, Chief Executive Officer	45,886	24,914

David Hemendinger, Chief Operating Officer	11,867	6,443

Pursuant to the terms of the awards, the shares of restricted stock vest as to one-fourth of the shares on each of the first, second, third and fourth anniversaries of the date of grant, and one-fourth of the total number of shares subject to the stock options vests on each of the first, second, third and fourth anniversaries of the date of grant.  Each officer forfeits the unvested portion, if any, of his award if the officer’s service to the Company is terminated for any reason, except as may otherwise be determined by the administrator of the 2006 Performance Equity Plan or as provided for in the officer’s employment agreement with the Company, if any.

Annual Short-Term Incentive Bonus Plan

In addition, on April 16, 2012, the Compensation Committee recommended, and the Board of Directors approved, the 2012 short-term incentive bonus plan.  The plan is designed to support the Company’s performance culture by providing incentive awards to participating employees for achieving relevant annual business and individual performance targets. Eligible participants include the Company’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer.

Each year, the Board of Directors establishes the corporate performance targets (expressed as Earnings before Interest, Taxes, Depreciation, and Amortization, or EBITDA, or such other financial targets as may be deemed appropriate by the Board of Directors) required to fund the bonus pool available for bonus payouts.  For 2012, the Board of Directors approved a pre-bonus EBITDA performance target for the Company.

The plan performance period is January 1 through December 31, 2012.  If the Company achieves the performance target set by the Board of Directors for 2012 and the individual participant fully achieves his or her individual performance goals, the participant will receive the target bonus payout, which is an amount equal to a percentage of each participant’s base salary earned during the calendar year and is predetermined for each eligible position.  In order for the bonus pool to be funded, the Company must achieve 80% or more of the performance target set by the Board of Directors for 2012.  If the Company does not achieve at least 80% of the performance target, the bonus pool is not funded and no bonuses will be paid under the plan.

Assuming the Company achieves this threshold amount for funding the bonus pool in 2012, then bonus payments are determined as follows:

•                  If the Company achieves at least 80% but less than 100% of the performance target, participants will be paid some portion (less than 100%) of their targeted individual bonus.

•                  If the Company achieves 100% of the performance target, participants will be paid 100% of their targeted individual bonus amount.

•                  If the Company achieves more than 100% of the performance target, the bonus payout amounts to participants will increase correspondingly with a maximum cap of 200% of the targeted bonus payout amount.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: April 20, 2012	By:	/s/ Jason Macari
Jason Macari
Chief Executive Officer